EXHIBIT 99.1

Systemax Discovers Financial Irregularities At Midwest
Micro Subsidiary

PORT WASHINGTON, NY, September 7, 2000 – Systemax Inc. (NYSE –SYX) announced today that it has discovered certain irregularities in the financial records of its Midwest Micro subsidiary based in Fletcher, Ohio.

Steven M. Goldschein, Senior Vice President and Chief Financial Officer of Systemax, stated that an internal review of the financial records of the subsidiary uncovered certain irregularities relating principally to inventory. The Company is conducting a full investigation including a physical inventory at Midwest Micro. The Company presently anticipates an after tax charge of approximately $7 to $10 million. Systemax has recently changed management at Midwest and has begun instituting new operating controls at the unit in order to improve performance.

Systemax Inc. (www.systemax.com) is a direct marketer of private label and brand name PCs, notebook computers, computer-related products and industrial products in North America and Europe. The Company features a broad selection of products, extensive customer service and prompt order fulfillment.

Contacts:

Investors: Jennifer Cusumano, Investor Relations Coordinator, Systemax Inc., 516-608-7000 x7181 or investinfo@systemax.com. Media: Gary Fishman (gary.fishman@hudsonstone.com) at 212-889-1727 x110 or Juda Engelmayer (juda.engelmayer@hudsonstone.com) at 212-889-1727 x106 of The Hudson Stone Group.

Forward-Looking Statements: This news release may include certain forward-looking statements. Forward-looking statements may include, but are not limited to, projections of revenue, income or loss and capital expenditures, statements regarding future operations, financing needs, plans relating to products or services of the Company, assessments of materiality, predictions of future events and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this discussion, the words “anticipates”, “believes”, “estimates”, “expects”, “intends”, “plans” and variations thereof and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including but not limited to (i) the Company’s ability to manage rapid growth as a result of internal expansion and strategic acquisitions, (ii) the effect on the Company of volatility in the price of paper and periodic increases in postage rates, (iii) the operation of the Company’s management information systems, including the costs and effects associated with the year 2000 date change problem, (iv) the general risks attendant to the conduct of business in foreign countries, including currency fluctuations associated with sales not denominated in U.S. dollars, (v) significant changes in the computer products retail industry, especially relating to the distribution and sale of such products, (vi) competition in the PC, notebook computer, computer related products and industrial products markets from superstores, direct marketers, the Internet and other retailers, (vii) the potential for expanded imposition of state sales, use or other taxes and additional government regulation on direct marketers, (viii) the continuation of key vendor relationships, including the ability to continue to receive vendor supported advertising, (ix) timely availability of existing and new products, (x) risks involved with e-commerce, including the possible loss of business and customer dissatisfaction if outages or other computer-related problems should preclude customer access to the Company, (xi) risks associated with delivery of merchandise to customers by utilizing common delivery services such as UPS, including possible strikes, (xii) risks due to shifts in market demand and/or price erosion of owned inventory, (xiii) borrowing costs, (xiv) changes in taxes due to changes in the mix of U.S. and non-U.S. revenue, (xv) pending or threatened litigation and investigations and (xvi) the availability of key personnel, as well as other risk factors. These factors are discussed in greater detail in “Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations -- Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 1999 as filed with the Securities and Exchange Commission.